EXHIBIT 99
                       Joint Filer Information (cont.)

Designated Filer:   Blum Capital Partners, L.P.
Statement for Month/Day/Year:   July 10, 2003
Issuer & Symbol:   Fair Isaac Corporation (FIC)
Address of each Reporting Person for this Form 4:
909 Montgomery Street, Suite 400, San Francisco, CA  94133
Relationship to Issuer of each Reporting Person:  10% Owner

BLUM STRATEGIC GP, L.L.C.                BLUM STRATEGIC PARTNERS, L.P.
                                         By BLUM STRATEGIC GP, L.L.C.,
                                             its general partner

By /s/ Murray A. Indick                  By  /s/ Murray A. Indick
   Murray A. Indick, Member                  Murray A. Indick, Member



BLUM STRATEGIC GP II, L.L.C.         BLUM STRATEGIC PARTNERS II, L.P.
                                     By  BLUM STRATEGIC GP II, L.L.C.,
                                          its general partner


By  /s/ Murray A. Indick             By  /s/ Murray A. Indick
    Murray A. Indick, Member             Murray A. Indick, Member